   As filed with the Securities and Exchange Commission on February 11, 1998

                                                Registration No. 333-43703
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ----------

                         POST EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                  TO FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               RESPIRONICS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           11-2782687
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                             1501 Ardmore Boulevard
                         Pittsburgh, Pennsylvania 15221
                                  412-731-2100

  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

              HEALTHDYNE TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
                HEALTHDYNE TECHNOLOGIES, INC. STOCK OPTION PLAN
     HEALTHDYNE TECHNOLOGIES, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
               HEALTHDYNE TECHNOLOGIES, INC. STOCK OPTION PLAN II

                                Dennis S. Meteny
                     President and Chief Executive Officer
                               Respironics, Inc.
                             1501 Ardmore Boulevard
                         Pittsburgh, Pennsylvania 15221
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Steven P. Fulton, Esq.
                               Respironics, Inc.
                             1501 Ardmore Boulevard
                         Pittsburgh, Pennsylvania 15221
                                  412-473-5898

                                  ------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of                                            Proposed            Proposed         Amount of
Securities to be                Amount to be    Maximum Offering   Maximum Aggregate   Registration
Registered                     Registered (1)   Price per share      Offering Price       Fee  (3)
---------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     1,500,000            (2)                 (2)             $8,404
---------------------------------------------------------------------------------------------------

   /(1)/ In addition, pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plans described herein.

  /(2)/ All of the shares of Common Stock included in this post effective Amendment No. 1 have been previously registered and the applicable registration fee paid. Such shares consist of 1,461,882 shares of Common Stock which were previously registered and included in the Registration Statement on Form S-4 (No. 333-43703) as originally filed with respect to shares issuable upon exercise of options granted under the above-referenced plans and a registration fee of $8,404 was paid in connection therewith.

  /(3)/ The required registration fee for all shares of Registrant's Common Stock to be registered pursuant to this Registration Statement on Form S-8 have been previously paid in connection with the prior registration of such shares as described in Footnote (2) above.
===============================================================================

                           Page 1 of 10.  Exhibit Index appears on page 8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents have been filed by Respironics, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") (File No. 0-16723) and are incorporated herein by reference:

          (a) The Company's annual report on Form 10-K for the fiscal year ended June 30, 1997;

          (b) All of the reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the Company's fiscal year ended June 30, 1997;

          (c) The description of the Company's Common Stock which is contained in the Joint Proxy Statement/Prospectus of the Company and Healthdyne Technologies, Inc., filed as part of the Company's Registration Statement on Form S-4 (No. 333-43703) dated January 5, 1998 (the "Joint Proxy Statement").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to exist or constitute a part hereof.


ITEM 4.  Description of Securities.
         -------------------------

     Not applicable.


ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.


ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

     (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or

     (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or

     (3)  by the stockholders.

     Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     Section 102(b)(7) of the DGCL. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Certificate of Incorporation Provision on Liability of Directors and Indemnification. The Company's Amended and Restated Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a
director.   The Charter also provides that the Company shall indemnify, to the fullest extent permitted by applicable law, any person who is or was a director or officer of the Company for any liability and expense in connection with any actual or threatened claim, action, suit or proceeding, whether civil or criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the Company.


ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.


ITEM 8.  Exhibits.
         --------

     An Exhibit Index, containing a list of all exhibits filed herewith, is included on page II-7.


ITEM 9.  Undertakings.
         ------------

     (a) Rule 415 offering.:

         The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933 (the "1933 Act");

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement;

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 5, 1998.

                             RESPIRONICS, INC.


                             By  /s/ Dennis S. Meteny
                                 Dennis S. Meteny
                                 President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dennis S. Meteny, Daniel J. Bevevino and Steven
P. Fulton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 5, 1998.


            Signature                     Title
            ---------                     -----

  /s/ Dennis S. Meteny
---------------------------------        President, Chief Executive Officer and
  Dennis S. Meteny                       Director




  /s/ Daniel J. Bevevino
---------------------------------        Vice President and Chief Financial
  Daniel J. Bevevino                     Officer (Principal financial and
                                         accounting officer)




  /s/ Daniel P. Barry
---------------------------------        Director
  Daniel P. Barry



  /s/ Donald H. Jones
---------------------------------        Director
  Donald H. Jones



  /s/ Joseph C. Lawyer
---------------------------------        Director
  Joseph C. Lawyer



  /s/ Gerald E. McGinnis
---------------------------------        Director
  Gerald E. McGinnis



  /s/ Douglas A. Cotter
---------------------------------        Director
  Douglas A. Cotter



  /s/ James H. Hardie
---------------------------------        Director
  James H. Hardie


---------------------------------        Director
  George J. Magovern

---------------------------------        Director
  Parker H. Petit



  /s/ J. Terry Dewberry
---------------------------------        Director
  J. Terry Dewberry



  /s/ Craig B. Reynolds
---------------------------------        Director
  Craig B. Reynolds

                               RESPIRONICS, INC.

              HEALTHDYNE TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
                HEALTHDYNE TECHNOLOGIES, INC. STOCK OPTION PLAN
     HEALTHDYNE TECHNOLOGIES, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  HEALTHDYNE TECHNOLOGIES, INC. STOCK OPTION PLAN II
      ------------------------------------------------------------------

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                            ----------------------

                                 EXHIBIT INDEX
                                 -------------
                    (Pursuant to Item 601 of Regulation S-K)

  Exhibit                                                            Sequential
    No.                Description and Method of Filing                 Page
  -------              --------------------------------              ----------

   4.1      Amended and Restated Certificate of Incorporation
            of the Company, incorporated herein by reference to
            Exhibit 3.2 to the Company's registration statement
            on Form S-1 (No. 33-20899)                                    *

   4.2      Articles of Amendment to Amended and Restated
            Certificate of Incorporation of the Company,
            incorporated herein by reference to Exhibit 4.2 to
            the Company's registration statement on Form S-8
            (No. 33-36459)                                                *

   4.3      Amendment to Restated Certificate of Incorporation
            of the Company filed as Exhibit 3.2 to Form S-1
            (No. 33-39938)                                                *

   4.4      Amendment to Restated Certificate of Incorporation
            of the Company filed as Exhibit 4.2 to Form S-8
            (No. 33-89308)                                                *

   4.5      Amendment to Restated Certificate of Incorporation
            of the Company filed as Exhibit 3.5 to Form 10-Q              *

   4.6      Bylaws of Company, incorporated herein by reference
            to Exhibit 3.2 to the Company's registration
            statement on Form S-1 (No. 33-20899)                          *

   5.1      Opinion of Reed Smith Shaw & McClay regarding
            legality of shares of the Company's Common Stock
            being registered                                              9

   23.1 Consent of Reed Smith Shaw & McClay (contained in the opinion filed as exhibit 5.1 hereto)

   23.2     Consent of Ernst and Young, independent accountants          10

   24.1 Powers of Attorney (filed herewith as part of the signature pages)

--------------
* Incorporated by reference.